Exhibit 10.22

NEITHER THIS WARRANT NOR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) NOR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SALE OF THIS WARRANT OR THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THIS WARRANT AND THE SECURITIES FOR WHICH THIS WARRANT IS EXERCISABLE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN AND IN THE OPERATING AGREEMENT (AS DEFINED BELOW). COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY BY REQUESTING SUCH AGREEMENT IN WRITING ADDRESSED TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

ELECTROCORE, LLC

WARRANT TO PURCHASE COMMON UNITS

Original Issue Date:                     , 2017

FOR VALUE RECEIVED, ELECTROCORE, LLC, a Delaware limited liability company (the “Company”), hereby certifies that                     , or its registered transferees, successors or assigns (each person or entity holding all or part of this Warrant being referred to as a “Holder”), is the registered holder of this warrant (the “Warrant”) to subscribe for and purchase, from time to time up to the Expiration Time, up to the number of Warrant Units at a purchase price per unit equal to the Warrant Price, subject to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Operating Agreement (as defined below).

Reference is hereby made to the Series B Preferred Unit financing by the Company (the “Offering”) conducted beginning in August 2017 of up to $65,000,000 (subject to increase with Board approval) of Series B Preferred Units and related common warrants, at one or more closings pursuant to a Series B Preferred Unit Purchase Agreement dated as of August 18, 2017 (as such agreement may be amended from time to time, the “Series B Purchase Agreement”) by and among the Company and the purchasers party thereto. This Warrant is being issued pursuant to the Series B Purchase Agreement.

The Company and Holder herby agree as follows:

Article 1. Definitions. For purposes of this Warrant, the following terms shall have the following definitions:

1.1 “Business Day” means any day other than a Saturday or Sunday on which commercial banks located in New Jersey are open for the general transaction of business.

1.2 “Current Market Price” means a price per Warrant Unit determined mutually by the Board of Directors and the Holder or, if the Board of Directors and the Holder shall fail to agree, at the Company’s expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Holder; provided that in the event exercised in connection with an IPO or a Merger Event, then the Current Market Price shall be deemed to be the (i) lowest offering price in an IPO or (ii) the per Warrant Unit value in the Merger Event, respectively. Any determination of the Market Price by an appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock.

1.3 “Expiration Time” means the earlier of (x) 5:00 p.m. Eastern Standard Time on August 31, 2022, (y) the sale by the Company or its successor of its equity securities to the public in a firm commitment underwriting (“an “IPO”) pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended, and (z) as provided in Section 4.3(iii), if applicable, upon the closing of a Merger Event; provided that in the event that the Warrant has not been exercised prior to the Expiration Time in connection with a Merger Event, the Warrant shall be deemed to have been automatically exercised immediately prior to such time in accordance with Section 2.1(e).

1.4 “GAAP” means generally accepted accounting principles as in effect in the United States on the date hereof, consistently applied.

1.5 “Operating Agreement” means the Second Amended and Restated Limited Liability Company Operating Agreement of the Company dated as of August 18, 2017, as such agreement may be further amended from time to time.

1.6 “Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

1.7 “Warrant Coverage Amount” means an amount equal to fifty percent (50%) of the aggregate purchase price for the Series B Preferred Units purchased by Purchaser pursuant to the Purchase Agreement divided by the Warrant Price.

1.8 “Warrant Price” means $1.25 (subject to adjustment as provided herein).

1.9 “Warrant Units” means the number of Common Units (or Common Stock to be issued in exchange for Common Units as contemplated by Section 11.7 of the Operating Agreement) equal to the quotient obtained by dividing the Warrant Coverage Amount by the Warrant Price.

Article 2. Exercise; Capital Account Adjustments.

2.1 Method of Exercise; Payment; Issuance of New Warrant.

(a) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or part and from time to time prior to the Expiration Time, by the surrender of this Warrant (together with the Notice of Exercise attached hereto as Appendix A duly executed and completed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day (the date of surrender may hereinafter be referred to as an “Exercise Date”). In the event that the Warrant is automatically exercised in accordance herewith in connection with a Merger Event, a Notice of Exercise shall not be required.

(b) On the Exercise Date, subject to Section 2.1(e), the Holder shall deliver to the Company payment by the Holder in cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the Holder by the Company of an amount equal to the Warrant Price multiplied by the number of Warrant Units then being purchased pursuant to the exercise of this Warrant (the “Exercise Price”). The Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Units as of the close of business on the date on which the Holder shall have delivered such payment to the Company.

(c) In the event of any exercise of the rights represented by this Warrant, the Company shall reflect on its Members Schedule the issuance to the Holder of the whole number of Warrant Units so purchased hereunder as of the applicable Exercise Date, and, unless this Warrant has been fully exercised, a new Warrant (in the same form as this Warrant) representing the unexercised portion of this Warrant, shall also be issued to the Holder as soon as reasonably practicable thereafter after the applicable Exercise Date.

(d) As a precondition to any exercise of the rights represented by this Warrant, the Holder shall, if required by the Company, execute and become a party to the Operating Agreement, and any stockholder agreement, voting agreement, right of first refusal and co-sale agreement and all other agreements between or among the Company and its equity holders then in effect.

(e) In connection with the expiration of this Warrant in connection with a Merger Event, in lieu of the payment of the aggregate Exercise Price, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into Warrant Units (the “Conversion Right”) as provided for in this Section 2.1(e). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price) in accordance with this Section 2.1 that number of shares of Warrant Units determined as follows:

X = Y (A-B)/A

where:

X = the number of Warrant Units to be issued to the Holder;

Y = the number of Warrant Units subject to this Warrant for which the Conversion Right is being exercised;

A = the Current Market Price of one Warrant Unit as of the date of exercise of the Conversion Right;

B = the Exercise Price

The Conversion Right may be exercised by the Holder on any Business Day prior to (and conditioned upon) the closing in respect of the Merger Event by surrender of this Warrant to the Company. The Company agrees that the Warrant Units issued upon exercise of the Conversion Right shall be deemed to be issued to the Holder as the record owner of such Warrant Units as of the close of business on the date on which this Warrant shall have been exercised (together with the Notice of Exercise attached hereto as Appendix A duly executed and completed) or deemed exercised.

2.2 Capital Account Adjustments Upon Exercise; Tax Treatment.

(a) So long as the Company is a limited liability company, upon the exercise of this Warrant, (i) any amount paid or deemed paid by the Holder upon the exercise of this Warrant shall be deemed to be a Capital Contribution made with respect to the corresponding Warrant Unit received upon such exercise and the Capital Account of Holder shall be adjusted accordingly; and (ii) if, as a result of the exercise of a Warrant, a capital account reallocation is required under U.S. Treasury regulation Section 1.704-1(b)(2)(iv)(s), the Company shall specially allocate items of gain and loss to its Members pursuant to U.S. Treasury regulation Section 1.704-1(b)(4)(x).

(b) The Company and the Holder agree (i) the Warrant is properly treated, for U.S. federal income tax purposes, as a Noncompensatory Option; (ii) the Warrant will not be treated as exercised for U.S. federal income tax purposes and is not treated as a partnership interest pursuant to Treasury Regulation Section 1.761-3(a), upon issuance, thus, the Holder will not receive any allocation of income, gain, loss or deduction prior to the receipt of Common Units acquired upon exercise of the Warrant; and (iii) to follow the U.S. Treasury regulations regarding the exercise of Noncompensatory Options with respect to the U.S. federal income tax treatment of the Warrant and the capital account treatment with respect to the Common Units acquired upon exercise of the Warrant, including with respect to a capital account reallocation in connection with the revaluation of property in accordance with U.S. Treasury regulation Section 1.704-1(b)(2)(iv)(s).

Article 3. Reservation of Units. Upon receipt of a Notice to Exercise (or reasonably in advance of such notice if the holder indicates an intent to exercise this Warrant), the Company shall take all necessary action to amend its Operating Agreement to ensure that a sufficient number of units are reserved, to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms, and to ensure compliance with Section 2.2 hereof.

Article 4. Adjustments and Distributions. The number and kind of units purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

4.1 Splits, Dividends and Subdivisions. If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its units, subdivide its outstanding units into a greater number of units or combine its outstanding units into a smaller number of units, then the number of Warrant Units purchasable upon exercise of this Warrant in effect immediately prior to the date upon which such change shall become effective, and the applicable Warrant Price, shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of units which the Holder would have received if this Warrant had been fully exercised immediately prior to such event at a proportionate exercise price. Such adjustments shall be made successively whenever any event listed above shall occur.

4.2 Recapitalization, Reclassification, Conversion or Reorganization. If any recapitalization, reclassification, conversion or reorganization of the Membership Interests of the Company (other than a subdivision or combination as provided for in Section 4.1 above) shall be effected in such a manner (including, without limitation, in connection with a consolidation or merger in which the Company is the continuing entity) that holders of Membership Interests shall be entitled to receive units, securities, or other assets or property (a “Reorganization”), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the units of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such units, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding units equal to the number of units immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby in the Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant such that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Warrant Units) shall thereafter be applicable, in relation to any units, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this Section 4.2 shall similarly apply to successive Reorganizations.

4.3 Consolidation or Merger.

(a) For purposes of this Warrant, “Merger Event” shall mean (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale of all or substantially all of the assets of the Company.

(b) If upon the closing of a Merger Event the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the securities issuable upon exercise of the unexercised portion of this Warrant as if such securities were outstanding on the record date for the Merger Event and subsequent closing. The Exercise Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this Warrant.

(c) If upon the closing of a Merger Event the successor entity does not assume the obligations of this Warrant, the Holder shall be provided with reasonable prior written notice of such event, and, if the Holder has not otherwise exercised this Warrant in full prior to the closing of such Merger Event, then this Warrant shall be deemed to have been automatically terminated as of the closing of such Merger Event.

4.4 Distributions. In case the Company shall fix a payment date for the making of a distribution to all holders of Membership Interests or evidences of indebtedness or assets (other than dividends or distributions referred to in Section 4.1 hereof), or any other distribution not covered by the foregoing provisions, other than tax distributions under the Operating Agreement, the Company shall mail to the Holder, at least ten (10) days prior to such payment date, a notice specifying the date on which any such record is to be taken for the purpose of such distribution and the Holder shall be entitled, upon exercise of this Warrant, to receive from the Company its pro rata share of any such distribution such that the Holder receives, upon exercise of this Warrant, the same type and amount of property which such Holder would have received if such Holder had exercised this Warrant immediately prior to such distribution or the date the Company shall take a record of the holders of its units for purposes of such distribution, as applicable, and, from and after the date of such distribution, the Company shall hold and set aside (or cause to be held and set aside in a commercially reasonable manner), for so long as this Warrant shall remain outstanding, an amount of such property equal to the Holder’s pro rata portion thereof for distribution to the Holder pursuant hereto.

4.5 Other Securities. In the event that, as a result of an adjustment made pursuant to this Article 4, the Holder shall become entitled to receive any securities of the Company other than units, the number of such other units so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Units contained in this Warrant.

4.6 Notice of Adjustments. With each adjustment pursuant to this Article 4 the Company shall deliver a certificate setting forth in reasonable detail the adjustment, the method by which such adjustment was calculated, the Warrant Price and the number of Warrant Units purchasable hereunder after giving effect to such adjustment.

Article 5. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Units, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable assurance or bond with respect thereto, if requested by the Company.

Article 6. Fractional Units. No fractional units shall be issued in connection with any exercise hereunder, and in lieu of any such fractional units the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder) based on the Fair Market Value of a Warrant Unit on the date of exercise of this Warrant.

Article 7. Compliance with Securities Act and Legends. The Holder, by acceptance hereof, agrees that this Warrant and the units to be issued upon exercise hereof, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any units to be issued upon exercise hereof except (i) under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the “Act”), or any state’s securities laws, and (ii) upon full compliance with the transfer restrictions set forth in the Operating Agreement which are incorporated herein by reference. Holder hereby agrees to be bound by such provisions. All units upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with the legends required by applicable state and federal securities laws in the opinion of counsel to the Company. The Company may require the Holder to provide to the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company and its counsel, to the effect that any such transfer does not require registration of this Warrant under the Securities Act and that such transfer complies with the Operating Agreement. As a condition of transfer, the transferee shall agree in writing to be bound by the terms of this Warrant and the Operating Agreement applicable to holders of the Warrants.

Article 8. No Rights as a Member. Except as expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of units or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a member of the Company or any right to vote for the election of the directors or their equivalent or upon any matter submitted to members at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Units purchasable upon the exercise hereof shall have become deliverable. as provided herein.

Article 9. Modification and Waiver. This Warrant and any provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by (i) the Company, with the approval of the Company’s Board of Managers (the “Board”), and (ii) the Required Series B Consent.

Article 10. Notices. All notices and other communications given or made pursuant to this Warrant shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address set forth herein, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.

Article 11. Descriptive Headings. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

Article 12. Governing Law; Consent to Jurisdiction. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof. Each of the Company and Holder (i) submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in any action or proceeding arising out of or relating to this Warrant, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and (iii) agrees not to bring any action or proceeding arising out of or relating to this Warrant or the subject matter hereof in any other court. Each party hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party hereto with respect thereto. Each party hereto agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party hereto by sending or delivering a copy of the process to the party hereto to be served at the last known business address of the party. Nothing in this Section however, shall affect the right of any party hereto to serve legal process in any other manner permitted by applicable law. Each party hereto agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

Article 13. Acceptance. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

Article 14. No Impairment of Rights. The Company shall not, by amendment of its Operating Agreement or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment.

Article 15. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Warrant shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Warrant shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of the date first above written.

COMPANY:

ELECTROCORE, LLC

By:
Name: Francis R. Amato
Title: Chief Executive Officer

Acknowledged and Agreed:

HOLDER:

By:
Name:
Title:
Address:

APPENDIX A

NOTICE OF EXERCISE

To: ElectroCore, LLC (“Company”)

1. The undersigned hereby elects to purchase              of the outstanding common units of COMPANY pursuant to the terms of the attached Warrant [and pursuant to an exercise of its Conversion Right].

2. Such Common Units should be registered in the name or names as are specified below:

[TO BE COMPLETED]

By:
Name:
Title:
Date:

3. Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

[TO BE COMPLETED]

By:
Name:
Title:
Date: